Exhibit 99.1

CERTIFICATION

The undersigned, being an officer of The Bank of new York Trust Company, N.A., as trustee (the “Trustee”) of Bond Trust Products Trust A (the “Trust”) hereby makes the following certifications for inclusion as an exhibit to the Trust’s annual report on Form 10-K for the fiscal year ended December 31, 2005 (the “Annual Report”):

1.	The Trustee is the trustee under the Trust’s trust agreement.

2.	Based on my knowledge, for the period covered by the Annual Report, the Trustee has fulfilled its obligations under the Trust’s trust agreement.

By: /s/ Sean Julien
Name: Sean Julien
Title: Vice President
Date: April 28, 2006